AMENDMENT TO EMPLOYMENT AGREEMENT


     This Amendment to Employment Agreement (the "Amendment") is made as of the 14th day of September 1999, by and between ICG COMMUNICATIONS, INC., a Delaware corporation (the "Company"), and J. SHELBY BRYAN (the "Employee").


                              W I T N E S S E T H:

     WHEREAS, the Company and the Employee previously entered into that certain Employment Agreement, dated as of May 30, 1995, as amended by an Assignment and Amendment to Employment Agreement and Indemnification Agreement, dated October 23, 1996, as further amended by an Amendment to Employment Agreement, dated as of March 26, 1997, and as further extended and amended by an Extension and Amendment to Employment Agreement (the "March 1999 Extension"), dated as of March 10, 1999 (as extended and amended, the "Employment Agreement"); and

     WHEREAS, the March 1999 Extension, among other things, extended the employment term of the Employee for an additional two-year period commencing June 1, 1999, and such Extension also amended the Employee's compensation payment dates to quarterly rather than monthly; and

     WHEREAS, the parties desire that the Employment Term should automatically renew from month to month so that there will always be two (2) years remaining in the Employment Term; and

     WHEREAS, the parties desire to further amend and modify certain other terms and conditions of the Employment Agreement;

     NOW, THEREFORE, in consideration of the representations, warranties and mutual covenants set forth herein, the parties agree as follows:

     1. Term. Section 1 of the March 1999 Extension is hereby amended such that the Employment Term shall be extended initially for an additional two year term commencing June 1, 1999 and, after such date, shall automatically renew from month to month so that there will always be two (2) years remaining in the Employment Term, unless and until either party shall give at least ninety (90) days notice to the other of his or its desire to terminate this Employment Agreement (in such case, the Employment Term shall end upon the date indicated in such notice). The other terms and conditions as set forth in this Employment Agreement, as amended, shall remain in full force and effect for the time periods specified therein notwithstanding the termination of this Employment Agreement.

     2. Stock Options. Section 5 of the March 1999 Extension is hereby amended such that the 1999 Option shall be granted under the Company's 1996 Stock Option Plan rather than under the Company's 1998 Stock Option Plan.

     3. Other Terms and Conditions. All other terms and conditions of the March 1999 Extension and the Employment Agreement shall remain in full force and effect, as if fully stated herein.

     4. Capitalized Terms. Capitalized terms, and other defined terms, shall have the same meaning as that accorded to them in the Employment Agreement, unless the context requires otherwise.

     5. Conflict. If there are any conflicting terms or conditions between the terms and conditions of this Amendment and the terms and conditions of the Employment Agreement, the terms and conditions of this Amendment shall control.

     IN WITNESS WHEREOF, each of the parties hereto has duly executed this Amendment as of the date first above written.

                                                    ICG COMMUNICATIONS, INC.



                                                    By: /s/ Don Teague
                                                       -------------------------
                                                       Name: Don Teague
                                                       Title: Executive V.P.


                                                     /s/ J. Shelby Bryan
                                                    ----------------------------
                                                    J. SHELBY BRYAN